Exhibit 99.1

TSS, INC. REPORTS FOURTH QUARTER AND 2014 RESULTS

ROUND ROCK, TX – April 22, 2015 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter Highlights:

●	Fourth quarter 2014 revenue of $8.4 million compared with $13.1 million in the fourth quarter of 2013 and $6.2 million in the third quarter of 2014.
●	Gross margin of 31% in the fourth quarter of 2014 compared with 16% in the fourth quarter of 2013.
●	Reduced operating expenses by 3% compared to the fourth quarter of 2013.
●	Net loss of $170,000 or $(0.01) per share, compared to a net loss of $788,000 or $(0.05) per share in the fourth quarter of 2013.
●	Achieved Adjusted EBITDA income of $201,000 compared with Adjusted EBITDA loss of $554,000 in the in the fourth quarter of 2013.

Fiscal Year Highlights:

●	2014 revenue of $28 million compared with $44.4 million in 2013.
●	Improved gross profit margins to 31% in 2014 from 20% in 2013.
●	Reduced operating expenses by 6% compared to 2013.
●	Reduced operating losses by 4% compared to 2013
●	Net loss of $2.8 million, or $(0.19) per share compared to net loss of $2.8 million or $(0.19) per share in 2013.
●	Adjusted EBITDA loss of $1.5 million in 2014 was 23% lower compared with Adjusted EBITDA loss of $1.9 million in 2013.

The Company’s results reported today reflect revenues in line with the preliminary results released on March 31, 2015. Net income was modestly lower than net income included in preliminary results due to final cost adjustments made in completing the Company’s financial statements for 2014.

“We filed our 2014 10-K today and are focused on achieving our goals of revenue growth and profitability for 2015. We look forward to reporting our first quarter results in a few short weeks” said Anthony Angelini, President and Chief Executive Officer of TSS.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges, acquisition expenses and certain other costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Normalized Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” — that is, statements related to future — not past — events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Condensed Consolidated Balance Sheets

(In thousands except par values)

	December 31,
	2014	2013

Assets
Current Assets
Cash and cash equivalents	$1,378	$3,291
Restricted cash	-	501
Contract and other receivables, net	3,951	8,410
Costs and estimated earnings in excess of billings on uncompleted contracts	1,042	544
Inventories, net	154	217
Prepaid expenses and other current assets	243	448
Total current assets	6,768	13,411
Property and equipment, net	670	437
Goodwill	1,907	1,907
Intangible assets, net	979	1,116
Other assets	91	154
Total assets	$10,415	$17,025
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$149	$137
Borrowings under credit facility	1,171	3,000
Accounts payable and accrued expenses	5,547	7,590
Billings in excess of costs and estimated earnings on uncompleted contracts	2,009	2,316
Total current liabilities	8,876	13,043
Convertible notes, less current portion, net	575	723
Other liabilities	18	9
Total liabilities	9,469	13,775

Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2014 and 2013; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31, 2014 and 2013: 15,905 and 15,375 issued at	2	2
December 31, 2014 and 2013, respectively
Additional paid-in capital	67,651	67,152
Treasury stock 696 and 823 shares at cost at December 31, 2014 and 2013, respectively	(1,512)	(1,512)
Accumulated deficit	(65,195)	(62,392)
Total stockholders' equity	946	3,250
Total liabilities and stockholders’ equity	$10,415	$17,025

TSS, Inc.

Condensed Consolidated Statement of Operations

(in thousands except per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Results of Operations:
Revenue	$8,411	$13,066	$27,985	$44,429
Cost of revenue, excluding depreciation and amortization	5,842	11,039	19,424	35,456
Gross profit	2,569	2,027	8,561	8,973
Operating expenses:
Selling, general and administrative	2,499	2,582	10,546	11,192
Depreciation and amortization	118	164	488	358
Total operating costs	2,617	2,746	11,034	11,550
Operating loss	(48)	(719)	(2,473)	(2,577)
Interest income (expense), net	(69)	(69)	(277)	(197)
Other income (expense), net	-	-	-	(20)
Loss before income taxes	(117)	(788)	(2,750)	(2,794)
Income tax expense	53	-	53	-
Net loss	$(170)	$(788)	$(2,803)	$(2,794)

Basic & diluted net loss per share	$(0.01)	$(0.05)	$(0.19)	$(0.19)
Shares used in computing basic & diluted net loss per share	15,210	14,386	15,017	14,375

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net loss	$(170)	$(788)	$(2,803)	$(2,794)

Interest income (expense), net	69	69	277	197
Depreciation and amortization	118	83	488	358

EBITDA	$17	$(636)	$(2,038)	$(2,239)

Stock based compensation	136	68	481	293
Provision for bad debts	(5)	14	23	17
Provision for income taxes	53	-	53	-
Adjusted EBITDA	$201	$(554)	$(1,481)	$(1,929)

Severance charges	17	278	52	332
Other charges	-	83	285	98
Loss on disposal of assets		41		41
Acquisition expenses		61		305

Normalized Adjusted EBITDA	$218	$(91)	$(1,144)	$(1,153)